UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2016
______________
MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)
______________

Delaware (State of Incorporation)	1-31719 (Commission File Number)	13-4204626 (IRS Employer Identification Number)
200 Oceangate, Suite 100, Long Beach, CA 90802
(Address of principal executive offices)
Registrant’s telephone number, including area code: (562) 435-3666
______________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 16, 2016, Molina Healthcare, Inc. (the “Company”) issued a press release announcing it has completed its previously announced offer to exchange up to $700 million aggregate principal amount of its 5.375% Senior Notes due 2022 and the note guarantees associated therewith issued on November 10, 2015, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), with up to an equal aggregate principal amount of its 5.375% Senior Notes due 2022 and the note guarantees associated therewith registered under the Securities Act.

The exchange offer expired at 5:00 p.m., New York City time, on September 15, 2016 (the “Expiration Date”). As of the Expiration Date, $700 million aggregate principal amount, or 100%, of the Original Notes were validly tendered, and not validly withdrawn, and accepted for exchange. The exchange offer was made only by means of the written exchange offer prospectus and the related letter of transmittal. The Company did not receive any proceeds from the exchange offer.

The full text of the press release is included as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description
99.1
Press release of Molina Healthcare, Inc. issued September 16, 2016, regarding the Company’s completion of offer to exchange its privately-placed Senior Notes due 2022 with registered Senior Notes due 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	September 16, 2016	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1
Press release of Molina Healthcare, Inc. issued September 16, 2016, regarding the Company’s completion of offer to exchange its privately-placed Senior Notes due 2022 with registered Senior Notes due 2022.